Exhibit 99.1

For Immediate Release

Ditech Networks Reports Fiscal 2009 Fourth Quarter and Full Year Financial Results

Mountain View, California, May 21, 2009 - Ditech Networks, Inc. (NASDAQ: DITC) reported results for its fiscal 2009 fourth quarter and fiscal year ended April 30, 2009.

“I am pleased to announce that our revenue and operating expenses were in line with our projections for the last quarter, achieving a 4% quarter over quarter growth in revenue and we kept our operating expenses under control,” said Todd Simpson, Ditech’s president and CEO. “We made good progress with several large carriers in the quarter with our voice quality products, and I am encouraged by the positive feedback that we have received regarding our mStage and toktok initiatives.  We are running our VQA business at close to cash break even, and are investing judiciously in our new mSTage and toktok initiatives.”

Revenues for the fourth quarter and the full year were $5.1 million and $18.6 million, respectively.  The GAAP net loss for the fourth quarter and the full year was $9.0 million or $0.35 per share and $26.8 million or $1.03 per share, respectively.  The non-GAAP loss for the fourth quarter and the full year was $8.6 million or $0.33 per share and $23.4 million or $0.90 per share, respectively.

 A reconciliation of the non-GAAP to GAAP financial measures for fiscal 2008 and 2009 is included at the end of this press release. These non-GAAP financial measures exclude the effect of stock-based compensation expense, the expense related to amortization of purchased intangible assets, severance and restructuring costs, impairment charges associated with goodwill and purchased intangible assets, the establishment of a valuation allowance against Ditech’s deferred tax inventory and the tax effects of the excluded amounts.

Ditech Networks will discuss its fiscal 2009 fourth quarter and fiscal year financial results and its outlook in today’s conference call (see details later in this release).

 First Quarter Fiscal 2010 GAAP Outlook

Based upon expected bookings, timing of shipments and deferred revenues, Ditech Networks expects fiscal 2010 first quarter revenues to be up 5% - 15% from the fourth quarter of fiscal 2009.  Ditech Networks expects gross margins to range from 54% to 58%. Operating expenses, including an estimated $0.6 million of stock-based compensation, are expected to be approximately $6.6 to $6.9 million.  Ditech Networks expects cash will decline, excluding the impacts of any adjustments to the fair value of Ditech’s auction rate securities, between $1million and $2 million in the coming quarter.  This decline reflects the impacts of monetizing inventory in the coming quarter, which Ditech believes will result in break even cash flows from its legacy products.  The projected reduction in cash will in essence be tied to the investment in the mStage/toktok initiatives.

Conference Call

Ditech Networks will host an investor webcast and conference call at 4:30 PM Eastern Time / 1:30 PM Pacific Time today, to review its fiscal 2009 fourth quarter performance and its outlook for the coming quarter. Any member of the public can listen to the conference call by calling the following number: +1 (612) 234-9959. The conference call will also be broadcast live over the Internet and can be accessed by going to either the “Press Room” or “Investors” section of Ditech Networks’ web site home page: http://www.ditechnetworks.com. A replay of the conference call will be available via Ditech Networks’ web site or by calling the digitized replay number at +1 (320) 365-3844. The conference call ID is: 984504. The replay will be available three hours after the call is complete until Ditech Networks’ subsequent earnings announcement.

About Ditech Networks

Ditech Networks is revolutionizing modern communications with advanced voice processing solutions that perform tasks spanning from voice-enabled Web 2.0 and unified communications services to voice quality enhancement. Ditech believes in the power and simplicity of human speech; its solutions deliver high-quality voice communication and will enable compelling voice capabilities to new communications methods like social networking and text messaging, allowing consumers to use voice in ways that make sense in today’s Web 2.0-savvy world.

Leveraging over 15 years of deployments with communications providers around the world, Ditech’s products help global communications companies meet the multiple challenges of service differentiation, network expansion and call capacity, by delivering consistent, dependable voice quality. Ditech’s customers include Verizon, Sprint/Nextel, Orascom Telecom, AT&T, Telus, Global Crossing and West Corporation. Ditech Networks is headquartered in Mountain View, California.

Ditech Networks is a registered trademark of Ditech Networks, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

The statements in this press release with respect to Ditech Networks’ first quarter fiscal 2010 projected financial results are forward-looking statements.  Actual results could differ materially as a result of numerous risks and uncertainties, including: timing of orders and timely receipt of payments for Ditech Networks’ voice enhancement and echo cancellation equipment is variable and could affect Ditech Networks’ ability to meet revenue expectations; shipment of products Ditech Networks expects to ship before the end of the first quarter of fiscal 2010 may be delayed or cancelled due to unexpected factors and events affecting its customers; Ditech Networks may experience weakening in demand for its voice and echo cancellation products due to unexpected reasons; component supply problems may occur as a result of factors beyond its control; infrastructure demand could weaken or remain flat due to a weakening in the economy or for other unanticipated reasons; Ditech Networks’ competitors may develop products that compete favorably with Ditech Networks’ products; Ditech Networks has a limited number of customers, the loss of any one which could cause its revenues to decrease materially; inability to successfully convert Ditech Networks’ VQA trials to customer orders would limit VQA revenue; Ditech Networks  uses various sales channels and depending on channel, may cause operating expenses to exceed projected levels; Ditech Networks’ ability to pursue revenue growth may require additional spending which may exceed projected operating expenses; the cost savings measures that Ditech Networks has implemented may not meet Ditech Networks’ expectations of cost reduction or ability to maintain opportunities due to unforeseen reasons; the risks inherent in developing new products, such as its current vision regarding Ditech Networks’ mStage project in development;  as well as those detailed in the section entitled “Future Growth and Operating Results Subject to Risk” in Ditech Networks’ Quarterly Report on Form 10-Q for the quarter ended January 31, 2009 (filed March 11, 2009 with the Securities and Exchange Commission).

Use of Non-GAAP Financial Information

Ditech Networks provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, making comparisons to similar companies, may be enhanced by providing additional measures used by management to assess operating results. Internally, Ditech Networks uses calculations of: (i) non-GAAP gross profit and gross margin, which represents gross profit and gross margin excluding the effect of stock-based compensation expense and severance and restructuring costs; (ii) non-GAAP operating expenses, which represent operating expenses excluding the effect of stock-based compensation expense and severance and restructuring costs and, in the case of total operating expenses, expense related to amortization of intangible assets and impairment of goodwill; (iii) non-GAAP pre-tax loss and non-GAAP net loss, which represents pre-tax loss and net loss excluding the effect of stock-based compensation expense, severance and restructuring costs and expense related to the amortization of intangible assets and impairment of goodwill; and (iv) non-GAAP basic and diluted net loss per share, which represents basic and diluted net loss per share excluding the effect of stock-based compensation expense, severance and restructuring costs and expense related to the amortization of intangible assets and impairment of goodwill. The non-GAAP net loss and net loss per share financial measures also exclude the tax effects of the excluded amounts.

The non-GAAP financial measures contained in this release are included with the intention of providing investors additional understanding of Ditech Networks’ operational results and trends, but should only be used in conjunction with results reported in accordance with GAAP.

Ditech Networks believes that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Ditech Networks’ financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2) Since Ditech Networks has historically reported non-GAAP results to the investment community, Ditech Networks believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare Ditech Networks’ performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Ditech Networks’ management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting;

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in Ditech Networks’ industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of Ditech Networks’ performance.

As stated above, Ditech Networks presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Ditech Networks’ GAAP results. In the future, Ditech Networks expects to incur expenses similar to the non-GAAP adjustments described above and expects to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•

Ditech Networks’ stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Ditech Networks’ GAAP results for the foreseeable future under SFAS 123R.

•

Amortization of intangibles, though not directly affecting Ditech Networks’ current cash position, represents the loss in value as the technology in Ditech Networks’ industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining Ditech Networks’ current technological position in the company’s competitive industry which is addressed through the company’s research and development program.

•

Restructuring charges reflect a real cost of doing business and reacting to market forces, and by eliminating these charges the non-GAAP financial measures do not reflect these costs of doing business.

•

Impairment of goodwill, though not directly affecting Ditech Networks’ current cash position, represents the loss in value of its acquisitions of target companies due to the overall decline in the market value of the company resulting in the inability to demonstrate the recovery of these assets. The expense associated with this impairment in value is not included in the non-GAAP net loss presentation and therefore does not reflect the full economic effect of the loss in value of the goodwill created from the company’s historic acquisition activity.

•

The valuation allowance attributable to the recoverability of Ditech Networks’ deferred tax assets, though not directly affecting Ditech Networks’ current cash position, represents the potential loss in value of these future tax benefits due to uncertainty over the company’s ability to generate sufficient profits in the future to realize these benefits. The expense associated with this valuation allowance is not included in the non-GAAP net loss presentation.

•	Other companies, including other companies in Ditech Networks’ industry, may calculate non-GAAP financial measures differently than the company, limiting their usefulness as a comparative measure.

Press Contact:	Investor Contact:
Rob Adler	Bill Tamblyn
415-984-1970	650-623-1309

Ditech Networks, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	April 30,	April 30,
	2009	2008

Assets
Cash, cash equivalents and investments	$43,034	$65,661
Accounts receivable, net	4,487	5,294
Inventories	11,624	13,692
Property and equipment, net	3,895	5,493
Purchased intangibles	42	139
Other assets	754	851
Total Assets	$63,836	$91,130

Liabilities and Stockholders’ Equity
Accounts payable	$1,817	$2,130
Accrued expenses	3,769	5,447
Deferred revenue	731	1,274
Income taxes payable	83	229

Total Liabilities	6,400	9,080

Stockholders’ equity	57,436	82,050

Total Liabilities and Stockholders’ Equity	$63,836	$91,130

Ditech Networks, Inc.

Consolidated Statements of Operations

For the Three and Twelve Month Periods Ended April 30, 2009 and 2008

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2009	2008	2009	2008

Revenue	$5,095	$7,746	$18,648	$35,089

Cost of goods sold	4,313	7,535	11,272	19,595

Gross profit	782	211	7,376	15,494

Operating expenses:
Sales and marketing	2,519	4,741	11,511	19,103
Research and development	2,780	3,667	12,633	17,881
General and administrative	1,386	1,932	6,807	9,285
Amortization of purchased intangibles	24	246	97	985
Impairment of goodwill and purchased intangibles	—	1,270		17,693

Total operating expenses	6,709	11,856	31,048	64,947

Loss from operations	(5,927)	(11,645)	(23,672)	(49,453)

Other income (loss), net	(3,201)	(3,418)	(3,186)	676

Loss before provision (benefit) for income taxes	(9,128)	(15,063)	(26,858)	(48,777)

Provision (benefit) for income taxes	(112)	53,504	(62)	45,876

Net loss	$(9,016)	$(68,567)	$(26,796)	$(94,653)

Basic net loss per share:	$(0.35)	$(2.64)	$(1.03)	$(3.29)
Diluted net loss per share	$(0.35)	$(2.64)	$(1.03)	$(3.29)

Weighted shares used in per share calculation:
Basic	26,118	25,956	26,082	28,805
Diluted	26,118	25,956	26,082	28,805

Stock-based compensation expense allocated by function was as follows:
Cost of goods sold	$42	$84	$258	$380
Sales and marketing	7	328	439	1,618
Research and development	60	205	339	1,127
General and administrative	102	192	731	1,274
Total	$211	$809	$1,767	$4,399

Ditech Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

For the Three and Twelve Month Periods Ended April 30, 2009 and 2008

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2009	2008	2009	2008

GAAP gross profit	$782	$211	$7,376	$15,494
Add back severance and restructuring costs	—	—	31	72
Add back stock-based compensation	42	84	258	380
Non-GAAP gross profit	$824	$295	$7,665	$15,946

GAAP gross margin	15.3%	2.7%	39.6%	44.2%
Add back severance and restructuring costs	0.0%	0.0%	0.2%	0.2%
Add back stock-based compensation	0.9%	1.1%	1.3%	1.0%
Non-GAAP gross margin	16.2%	3.8%	41.1%	45.4%

GAAP sales and marketing expense	$2,519	$4,741	$11,511	$19,103
Deduct severance and restructuring costs	(1)	(33)	(324)	(309)
Deduct stock-based compensation	(7)	(328)	(439)	(1,618)
Non-GAAP sales and marketing expense	$2,511	$4,380	$10,748	$17,176

GAAP research and development expense	$2,780	$3,667	$12,633	$17,881
Deduct severance and restructuring costs	—	21	(614)	(892)
Deduct stock-based compensation	(60)	(205)	(339)	(1,127)
Non-GAAP research and development expense	$2,720	$3,483	$11,680	$15,862

GAAP general and administrative expense	$1,386	$1,932	$6,807	$9,285
Deduct severance and restructuring costs	(203)	—	(602)	(504)
Deduct stock-based compensation	(102)	(192)	(731)	(1,274)
Non-GAAP general and administrative expense	$1,081	$1,740	$5,474	$7,507

GAAP total operating expenses	$6,709	$11,856	$31,048	$64,947
Deduct:
Severance and restructuring costs	(204)	(12)	(1,540)	(1,705)
Stock-based compensation expense	(169)	(725)	(1,509)	(4,019)
Amortization of purchased intangibles	(24)	(246)	(97)	(985)
Impairment of goodwill and purchased intangibles	—	(1,270)	—	(17,693)
Non-GAAP total operating expenses	$6,312	$9,603	$27,902	$40,545

GAAP loss from operations	$(5,927)	$(11,645)	$(23,672)	$(49,453)
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, and impairment of goodwill	439	2,337	3,435	24,854
Non-GAAP loss from operations	$(5,488)	$(9,308)	$(20,237)	$(24,599)

GAAP loss before provision (benefit) for income taxes	$(9,128)	$(15,063)	$(26,858)	$(48,777)
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, and impairment of goodwill	439	2,337	3,435	24,854
Non-GAAP loss before provision (benefit) for income taxes	$(8,689)	$(12,726)	$(23,423)	$(23,923)

GAAP provision (benefit) for income taxes	$(112)	$53,504	$(62)	$45,876
Addback tax valuation allowance		(53,846)		$(48,900)
Deduct the tax impact of eliminating severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, and impairment of goodwill	—	427	—	3,100
Non-GAAP provision (benefit) for income taxes	$(112)	$85	$(62)	$76

GAAP net loss	$(9,016)	$(68,567)	$(26,796)	$(94,653)
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, impairment of goodwill and purchased intangibles, tax valuation allowance and adjustment to tax provision	439	55,756	3,435	70,654
Non-GAAP net loss	$(8,577)	$(12,811)	$(23,361)	$(23,999)

GAAP diluted net loss per share	$(0.35)	$(2.64)	$(1.03)	$(3.29)
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, impairment of goodwill and purchased intangibles, tax valuation allowance and adjustment to tax provision	0.02	2.15	0.13	2.46
Non-GAAP diluted net loss per share	$(0.33)	$(0.49)	$(0.90)	$(0.83)

Shares used in computing net loss per share
Diluted-GAAP	26,118	25,956	26,082	28,805
Diluted-Non-GAAP	26,118	25,956	26,082	28,805